UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

IMS Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36381	27-1335689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

83 Wooster Heights Road

Danbury, CT 06810

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (203) 448-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s 2015 Annual Meeting of Shareholders was held on April 21, 2015. At the meeting, shareholders voted on the following items:

Proposal 1: The following nominees were elected by majority vote to serve on the Board of Directors:

	For	Against	Abstain	Broker Non-Vote
Ari Bousbib	300,578,109	9,329,192	33,402	1,655,646
James A. Fasano	283,775,683	26,157,870	7,150	1,655,646
Todd B. Sisitsky	277,502,961	32,430,592	7,150	1,655,646

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified.

For	Against	Abstain	Broker Non-Vote
310,543,728	1,046,777	5,844	N/A

Proposal 3: An advisory vote on executive compensation was approved.

For	Against	Abstain	Broker Non-Vote
284,140,549	25,788,752	11,402	1,655,646

Proposal No. 4: An advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers every three years was approved.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
39,452,927	4,231	270,500,135	10,656	1,628,400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Holdings, Inc.

Date: April 27, 2015	By:	/s/ Ronald E. Bruehlman
	Name:	Ronald E. Bruehlman
	Title:	Senior Vice President and Chief Financial Officer